UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2010

STEWART & STEVENSON LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33836	20-3974034

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 5900, Houston, TX	77002

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 751-2700

None

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Stewart & Stevenson LLC (“the Company”) announced today the appointment of John B. Simmons as its Chief Financial Officer and as a Director of the Company.  Mr. Simmons’ appointment was effective as of September 7, 2010, when he commenced employment with the Company.

Mr. Simmons, 58, has thirty years of extensive involvement in the oil service business, including his tenure as Chief Financial Officer of Stewart & Stevenson Services Inc. (the Company’s predecessor entity) and Chief Executive Officer of Stewart & Stevenson LLC until 2007.  Since that time, Mr. Simmons has pursued various business endeavors as a private investor.  Mr. Simmons is a Certified Public Accountant.

Mr. Simmons has not engaged in, and is not otherwise connected to, any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Simmons’ appointment is attached hereto as Exhibit 99.1 and is incorporated herein.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number                                Description
99.1                      Press release dated September 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART & STEVENSON LLC

By:           /s/ Robert L. Hargrave
Robert L. Hargrave
Chief Executive Officer

September 13, 2010